Exhibit 10.1

Purchase Agreement

Party A (Supplier):	Contract number:
Party B (Purchaser):	Signing time:
Location: Chengyang District, Qingdao

Based on the principle of equality and mutual benefit, honesty and credit, both parties, after mutual negotiation, sign this contract on the purchase of goods by Party B from Party A. The specific terms are as follows:

I. Contract Subject, Quantity, and Price:

Product Name	Model Specification	Manufacturer	Packaging Details	Quantity (tons)	Unit Price (excluding tax) (RMB)	Total Price (excluding tax) (RMB)	Unit Price (including tax) (RMB)	Total Price (including tax) (RMB)

Total
Total RMB Amount in Words:

II. Quality Standards & Packaging Requirements: The technical quality standards of the manufacturer's genuine quality shall prevail. Requirements for the original factory packaging and packaging bags intact without damage. If there are recyclable packages (including but not limited to shared pallets, iron boxes, etc.), the purchaser shall keep them properly and actively cooperate with the supplier or other related parties in the recycling packages. In case of packaging damage, loss, etc., the purchaser shall be liable for compensation.

III. Payment Method: wire transfer

IV. Delivery Method: delivery by the supplier

V. Delivery Time:

VI. Delivery Location:

VII. Acceptance Method: The purchaser shall inspect the packaging and quantity of the goods at the spot of self-pickup or upon delivery. Party B shall send or fax the confirmation of receipt to Party A within two days after two days receiving the goods, and the late sending or faxing is regarded as receipt of all the goods and no objection to the packaging and quantity.

VIII. Quality objection period: If Party B has any objection to the products quality sold by Party A, it should be raised in writing to Party A within three days after picking up or receiving the goods, and provide written inspection documents with legal significance from a third-party inspection agency recognized by the supplier, and the goods will stop being used, and it will be regarded as no objection if it does not raise any objection after time limit, or continues to use the goods. If Party B purchases any recycled materials, transition materials or sub-brand materials, Party B should promise to understand the relevant product performance in advance, for any quality problems, they need negotiate with the manufacturer directly to solve and have no relation to the Party A.

IX. Costs Bearing: If Party A deliver the goods, the relevant costs of the goods leaving the warehouse shall be borne by Party A; if Party B picks up the goods, the relevant costs of the goods leaving the warehouse shall be borne by Party B. If Party B delays in paying the full or partial payment listed in the first clause of this contract, the Party B shall pay the supplier a late fee of 1‰ per day for the overdue payment.

X. Payment Term: The full payment shall be made by [Date] 2024.

XI. Risk Bearing: If the goods are delivered by Party A, the risk shall be borne by the Party B from the date of delivery. If Party B picks up the goods, Party B should complete the right of picking up or transferring the goods within three days after paying the full payment of the contract, otherwise the storage costs and the risk of damage or loss of the goods shall be borne by Party B.

XII. Reasonable Wastage & Calculation Method: 3% is the reasonable wastage about quantity or quality of the goods. The supplier is not responsible for compensation of any shortage within reasonable wastage.

XIII. Compensation for Breach Contract: If Party B violates any provision under this contract, it shall be deemed as breach of contract, and voluntarily compensate Party A with 20% of the total contract amount At the same time, Party B shall bear the costs incurred by Party A in the process of realizing creditor's rights, including but not limited to litigation fees, attorney fees, travel expenses, etc.

XIV. Force Majeure and Exemptions: Any event beyond reasonable control of Party A after signing of the contract, unforeseeable, or unavoidable even if foreseen, and insurmountable, making the whole or part performance of Party A under this contract to be impossible or impractical, such circumstances include, but are not limited to, natural disasters (e.g. fire, drought, typhoon, earthquake), social events (e.g. war, turmoil, strikes, shutdown of domestic petrochemical factories or suppliers, delayed deliveries) and changes in policies and regulations. In case of force majeure, Party A shall not be liable for breach of delayed delivery and Party A shall have the right to terminate this contract unilaterally.

XV. Contract Dispute Resolution: If there are any disputes over the contract terms or any unresolved matters, both parties may negotiate to resolve them. If the negotiation fails, a lawsuit shall be filed with the people's court in the place where the contract is signed.

XVI. Supplementary Provisions: During the performance of this contract, if Party B has any other debts not fulfilled to Party A, Party A has the right not to perform the obligations under this contract. If this contract is sent to Party B by Party A by fax, the feedback from Party B within 24 hours is effective. If the feedback is delayed, Party A shall decide whether this contract is effective or not. Any modification and supplement of this contract shall sign a written agreement, as an inseparable part of this contract. This contract shall be in duplicate and shall take effect after being stamped by both parties (official seal or special contract seal).

XVII. Supplementary Terms: None

Company Name:	Company Name:
Address:	Address:
Legal representatives:	Legal representatives:
Contact Person:	Contact Person:
Contact number:	Contact number:
Account opening bank:	Account opening bank:
Bank account:	Bank account: